Exhibit 10.1

SIXTH AMENDMENT

TO LOAN AND SECURITY AGREEMENT

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT dated as of July 29¸ 2014 (this “Amendment”), is among P&F INDUSTRIES, INC., a Delaware corporation (“P&F”), FLORIDA PNEUMATIC MANUFACTURING CORPORATION, a Florida corporation (“Florida Pneumatic”), HY-TECH MACHINE, INC., a Delaware corporation (“Hy-Tech”), and NATIONWIDE INDUSTRIES, INC., a Florida corporation (“Nationwide”, and together with P&F, Florida Pneumatic and Hy-Tech, collectively, “Borrowers” and each, a “Borrower”), CONTINENTAL TOOL GROUP, INC., a Delaware corporation (“Continental”), COUNTRYWIDE HARDWARE, INC., a Delaware corporation (“Countrywide”), EMBASSY INDUSTRIES, INC., a New York corporation (“Embassy”), GREEN MANUFACTURING, INC., a Delaware corporation (“Green”), PACIFIC STAIR PRODUCTS, INC., a Delaware corporation (“Pacific”), WILP HOLDINGS, INC., a Delaware corporation (“WILP”), and WOODMARK INTERNATIONAL, L.P., a Delaware limited partnership (“Woodmark”, and together with Continental, Countrywide, Embassy, Green, Pacific and WILP, collectively, “Guarantors” and each, a “Guarantor”), CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as agent for the Lenders (“Agent”), and each of the Lenders party hereto.

RECITALS:

A.           Borrowers, Guarantors, the lenders from time to time party thereto (collectively, the “Lenders”) and Agent have entered into a Loan and Security Agreement dated as of October 25, 2010 (as amended by the First Amendment to Loan and Security Agreement dated as of September 21, 2011, the Second Amendment to Loan and Security Agreement dated as of November 21, 2011, the Third Amendment to Loan and Security Agreement dated as of December 19, 2012, the Fourth Amendment to Loan and Security Agreement dated May 22, 2013 the Fifth Amendment to Loan and Security Agreement dated July 1, 2014, the “Loan Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.            Borrowers have requested that Agent and the Lenders amend certain provisions of the Loan Agreement and to permit certain transactions.

C.            Subject to the terms and conditions set forth below, Agent and the Lenders party hereto are willing to amend the Loan Agreement.

In furtherance of the foregoing, the parties agree as follows:

Section 1.          AMENDMENTS. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Loan Agreement is amended as follows:

(a)           The following new definition is inserted in Section 1.1 in the appropriate alphabetical position therein:

“Overdraft Facility: the overdraft facility between Universal, as borrower, and National Westminster Bank Plc, as lender (or another lender from time to time acceptable to Agent) to be entered into on or about the date of this Amendment, as may be amended from time to time.”

“Universal: Universal Air Tools Company Limited, a company organized under the laws of England and Wales.”

“Universal Acquisition: the Acquisition of all of the Equity Interests of Universal by Florida Pneumatic for a purchase price equivalent to approximately $2,000,000, to be adjusted by a potential earn-out (with a maximum amount of approximately $430,000 based on exchange rates as of the date of this Amendment) and a working capital adjustment.”

(b)          The existing definition of “Adjusted EBITDA,” in Section 1.1 is amended by inserting the following to the end thereof:

“Notwithstanding the above, no more than 10% of Adjusted EBITDA shall be attributable to Universal.”

(c)           The existing definition of “Restricted Investment,” in Section 1.1 is deleted in its entirety and the following definition is inserted in lieu thereof:

Restricted Investment: any Investment by an Obligor or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date or made in connection with the Exhaust Acquisition and the Universal Acquisition; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 10.2.7; (d) to the extent constituting Distributions, Distributions permitted under Section 10.2.4, Permitted Acquisitions, the Exhaust Acquisition and the Universal Acquisition; and (e) Investments made when no Default or Event of Default has occurred and is continuing in an aggregate amount not to exceed $1,000,000 in the aggregate at any time outstanding for all Obligors.

(d)          The existing Section 10.1.2 of the Loan Agreement is hereby amended by deleting Section 10.1.2(a) in its entirety and replacing it with the following:

“(a) as soon as available, and in any event within 120 days after the close of each Fiscal Year, balance sheets as of the end of such Fiscal Year and the related statements of income, cash flow and shareholders’ equity for such Fiscal Year, on consolidated and consolidating bases for (i) Borrowers and Subsidiaries, which consolidated statements shall be audited and certified (without qualification) by CohnReznick LLP or another firm of independent certified public accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent, and a copy of the annual report on Form 10-K if any Obligor is a reporting entity and (ii) of Universal which consolidated statements shall be audited and certified (without qualification) by Smith & Williamson LLP or another firm of chartered accountants of recognized standing selected by Borrowers and acceptable to Agent, and shall set forth in comparative form corresponding figures for the preceding Fiscal Year and other information acceptable to Agent;”

(e)           The existing Section 10.1.2 of the Loan Agreement is hereby amended by deleting Section 10.1.2(b) in its entirety and replacing it with the following:

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

“(b) as soon as available, and in any event within 30 days after the end of each month (but within 60 days after the last month in a Fiscal Quarter and within 90 days after the last month in a Fiscal Year), unaudited balance sheets as of the end of such month and the related statements of income and cash flow for such month and for the portion of the Fiscal Year then elapsed, (i) on consolidated and consolidating bases for Borrowers and Subsidiaries (which consolidating statements shall be prepared by Borrowers), setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes, and a copy of the quarterly report on Form 10-Q if any Obligor is a reporting entity; and (ii) on consolidated and consolidating bases for Universal, setting forth in comparative form corresponding figures for the preceding Fiscal Year and certified by the chief financial officer of Borrower Agent as prepared in accordance with GAAP and fairly presenting the financial position and results of operations for such month and period, subject to normal year-end adjustments and the absence of footnotes;”

(f)           The existing Section 10.1.9 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“10.1.9           Future Subsidiaries. Promptly notify Agent upon any Person becoming a Subsidiary and, if such Person is not a Foreign Subsidiary promptly (but within 30 days or such later date as is agreed by the Agent) cause it to be joined to this Agreement, at the option of the Agent, as a Borrower or a Guarantor of the Obligations in a manner satisfactory to Agent, and to execute and deliver such documents, instruments and agreements and to take such other actions as Agent shall require to evidence and perfect a Lien in favor of Agent (for the benefit of Secured Parties) on all assets of such Person, including delivery of such legal opinions, in form and substance satisfactory to Agent, as Agent shall deem appropriate. If such a Person is a Foreign Subsidiary, upon request of the Agent, promptly (but within 30 days or such later date as is agreed by the Agent) deliver 65% of the Equity Interests of such Foreign Subsidiary to the Agent, along with such documents (including a pledge agreement and stock powers executed in blank) reasonably requested by Agent to obtain and perfect a Lien on such Equity Interests for the benefit of Agent and the Secured Parties.”

(g)          The existing Section 10.2.1 of the Loan Agreement is hereby amended by:

i.	Deleting the word “and “ at the end of clause (h) thereof,
ii.	Deleting the period at the end of clause (i) thereof and inserting a semicolon followed by the word “and” in lieu thereof, and
iii.	Inserting the following new clause “(j)” to the end thereof:

“(j) Debt of Universal with respect to the Overdraft Facility not to exceed $300,000 at any time outstanding.”

(h)          The existing Section 10.2.2 of the Loan Agreement is hereby amended by:

i.	Deleting the word “and “ at the end of clause (j) thereof,
ii.	Deleting the period at the end of clause (k) thereof and inserting a semicolon followed by the word “and” in lieu thereof, and
iii.	Inserting the following new clause “(l)” to the end thereof:

“(l) Liens on assets of Universal to secure Debt under the Overdraft Facility.”

The amendments to the Loan Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Loan Agreement are intended to be affected hereby.

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

Section 2.         CONSENT. The Agent and Lenders hereby consent to the Universal Acquisition, subject to fulfillment of the conditions set forth in Section 3 hereof.

Section 3.          CONDITIONS PRECEDENT. The parties hereto agree that the amendments set forth in Section 1 and the consent set forth in Section 2 above are subject to the satisfaction of each of the following conditions precedent:

(a)          Documentation. Agent shall have received (i) a counterpart of this Amendment, duly executed and delivered by Borrowers, Guarantors and all of the Lenders then party to the Loan Agreement, and (ii) such other documents and certificates as Agent or its counsel may reasonably request relating to the organization, existence and good standing of Obligors, the authorization of this Amendment and any other legal matters relating to any Obligor or the transactions contemplated hereby.

(b)          Transaction Documents. Agent shall have received copies of the Sale and Purchase Agreement and any other agreements and documents relating to the Universal Acquisition, as reasonably requested by Agent, which agreements and documents shall be reasonably acceptable to the Agent (with copies of the final, executed agreements and documents to be provided thereafter when completed).

(c)          Transaction Consummation. The Universal Acquisition shall be consummated in accordance with the Sale and Purchase Agreement without any amendments, modifications, waivers or consents thereto that are not reasonably acceptable to the Agent.

(d)          Other Conditions. (i) Immediately before (including, on a pro forma basis giving effect to the Acquisition) and immediately after giving effect to any such Acquisition, no Default or Event of Default shall have occurred and be continuing; (ii) if requested by Agent, the Borrower Agent shall have provided to Agent historical financial statements for the most recent fiscal year end (or, if less, for the period of such Person’s existence) of the Person or business to be acquired (audited if available) to the extent available and unaudited financial statements thereof for the interim periods, which are available, (iii) on a pro forma basis giving effect to the Acquisition, the Borrowers shall be in compliance with the covenants set forth in Section 10.3, and (iv) Borrower Agent shall have delivered to Agent at least one Business Day prior to the date on which the Universal Acquisition is to be consummated or such shorter time as Agent may allow, a certificate of a Senior Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Agent, certifying that all of the requirements set forth above will be satisfied, including the pro forma calculations of the financial covenants, and all supporting documentation and other financial information that Agent may reasonably request.

Section 4.          REPRESENTATIONS AND WARRANTIES.

(a)          In order to induce Agent and the Lenders to enter into this Amendment, each Borrower represents and warrants to Agent and the Lenders as follows:

(i)          The representations and warranties made by such Borrower in Section 9 of the Loan Agreement are true and correct on and as of the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties are true and correct on and as of such earlier date.

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

(ii)         Since December 31, 2013, no act, event, condition or circumstance has occurred or arisen which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(iii)        No Default or Event of Default has occurred and is continuing or will exist after giving effect to this Amendment.

(b)          In order to induce Agent and the Lenders to enter into this Amendment, each Borrower and each Guarantor represents and warrants to Agent and the Lenders that this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation.

Section 5.          MISCELLANEOUS.

(a)          Ratification and Confirmation of Loan Documents. Each Borrower and each Guarantor hereby consents, acknowledges and agrees to the amendments set forth herein and hereby confirms and ratifies in all respects the Loan Documents to which such Person is a party (including without limitation, with respect to each Guarantor, the continuation of its payment and performance obligations under the guaranties set forth in Section 15 of the Loan Agreement upon and after the effectiveness of the amendments contemplated hereby and, with respect to each Borrower and each Guarantor, the continuation and extension of the liens granted under the Loan Agreement and Security Documents to secure the Obligations).

(b)          Fees and Expenses. Borrowers shall pay on demand all reasonable costs and expenses of Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Agent.

(c)          Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

(d)          Governing Law; Waiver of Jury Trial. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, and shall be further subject to the provisions of Sections 14.13, 14.14 and 14.15 of the Loan Agreement.

(e)          Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or electronic transmission (including .pdf file) shall be effective as delivery of a manually executed counterpart hereof.

(f)           Entire Agreement. This Amendment, together with all the Loan Documents (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other. None of the terms or conditions of this Amendment may be changed, modified, waived or canceled orally or otherwise except in a writing signed by Agent for such purpose.

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

(g)          Enforceability. Should any one or more of the provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

(h)          Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each Borrower, each Guarantor, Agent, each Lender and their respective successors and assigns (subject to Section 13 of the Loan Agreement).

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

The following parties have caused this Sixth Amendment to Loan and Security Agreement to be executed as of the date first written above.

BORROWERS:

P&F INDUSTRIES, INC.
FLORIDA PNEUMATIC MANUFACTURING
CORPORATION
HY-TECH MACHINE, INC.
NATIONWIDE INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

GUARANTORS:

CONTINENTAL TOOL GROUP, INC.
COUNTRYWIDE HARDWARE, INC.
EMBASSY INDUSTRIES, INC.
GREEN MANUFACTURING, INC.
PACIFIC STAIR PRODUCTS, INC.
WILP HOLDINGS, INC.

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

WOODMARK INTERNATIONAL, L.P.

By:	Countrywide Hardware, Inc., its General Partner

By:	/s/ Joseph A. Molino, Jr.
Name:	Joseph A. Molino, Jr.
Title:	Vice President

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

AGENT AND LENDERS:

CAPITAL ONE BUSINESS CREDIT CORP. (f/k/a Capital One Leverage Finance Corp.), as Agent and Lender

By:	/s/ Michael Lockery
Name:	Michael Lockery
Title:	Director

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT